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                                                                    EXHIBIT 10.7

                                PROMISSORY NOTE

$71,809.80                                                      OCTOBER 15, 2001

     FOR VALUE RECEIVED, and pursuant to Section 10.11 of that certain Contribution Agreement dated August 9, 2000 entered into by and among SmartGate, L.C., its members and SmartGate, Inc. ("Agreement"), Samuel S. Duffey promises to pay to SmartGate, Inc., at 4400 Independence Court, Sarasota, Florida 34234, the principal sum of Seventy-One Thousand Eight Hundred Nine and 80/100 ($71,809.80) Dollars, together with interest at 4.59% (the mid-term Applicable Federal Rate for October 2001), as follows:

     1. Interest payments shall be made annually on each anniversary date of the term of this Note, and

     2. Any unpaid interest and the principal shall be paid on the first to occur of February 9, 2005, or the sale of Borrower's shares of SmartGate, Inc. Common Stock pursuant to Sections 10.7 and 10.11 of the Agreement generating net proceeds in sufficient amount to repay this Note.

     The borrower may prepay this Note at any time without penalty. This Promissory Note is made and executed hereunder and is governed by the laws of the State of Florida.

                                                       /s/ SAMUEL S. DUFFEY
                                                       -------------------------
                                                           Samuel S. Duffey